SULLIVAN & CROMWELL

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NEW YORK TELEPHONE: (212) 558-4000
TELEX: 62694 (INTERNATIONAL) 127816 (DOMESTIC)
CABLE ADDRESS: LADYCOURT, NEW YORK                                        125 Broad Street, New York 10004-2498
FACSIMILE: (212) 558-3588 (125 Broad Street)                                          -------------
         (212) 558-3792 (250 Park Avenue)                                  250 PARK AVENUE, NEW YORK 10177-0021
                                                        1701 PENNSYLVANIA AVE, N.W. WASHINGTON, D.C. 20006-5805
                                                                444 SOUTH FLOWER STREET, LOS ANGELES 90071-2901
                                                                                  8, PLACE VENDOME, 75001 PARIS
                                                         ST. OLAVE'S HOUSE, 9a IRONMONGER LANE, LONDON EC2V 8EY
                                                                             101 COLLINS STREET, MELBOURNE 3000
                                                                 2-1, MARUNOUCHI I-CHOME, CHIYODA-KU, TOKYO 100
                                                                        NINE QUEEN'S ROAD, CENTRAL, HONG KONG
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                                                   November 18, 1996



Seligman Municipal Fund Series, Inc.,
  100 Park Avenue,
    New York, New York 10017.

Dear Sirs:

          You have requested our opinion in connection with the notice which you propose to file pursuant to Rule 24f-2 under the Investment Company Act of 1940 with respect to your Capital Stock, $0.001 par value ("Capital Stock"), as follows: 6,343,134 shares of Capital Stock of your National Series (the "National Shares"); 592,447 shares of Capital Stock of your Colorado Series (the "Colorado Shares"); 713,625 shares of Capital Stock of your Georgia Series (the "Georgia Shares"); 542,953 shares of Capital Stock of your Louisiana Series (the "Louisiana Shares"); 809,298 shares of Capital Stock of your Maryland Series (the "Maryland Shares"); 1,715,609 shares of Capital Stock of your Massachusetts Series (the "Massachusetts Shares"); 1,759,999 shares of Capital Stock of your Michigan Series (the "Michigan Shares"); 1,445,168 shares of Capital Stock of your Minnesota Series (the "Minnesota Shares"); 612,936 shares of Capital Stock of your Missouri Series (the "Missouri Shares"); 1,206,846 shares of Capital Stock of your New York Series (the "New York Shares"); 1,469,981 shares of Capital Stock of your Ohio Series (the "Ohio Shares"); 841,270 shares of Capital Stock of your Oregon Series (the "Oregon Shares"); and 1,641,490 shares of Capital Stock of your South Carolina Series (the "South Carolina Shares").

          As your counsel, we are familiar with your organization and corporate status and validity of your Capital Stock.

          We advise you that, in our opinion, the National Shares, the Colorado Shares, the Georgia Shares, the Louisiana Shares, the Maryland Shares, the Massachusetts Shares, the Michigan Shares, the Minnesota Shares, the Missouri Shares, the New York Shares, the Ohio Shares, the Oregon Shares, and the South Carolina Shares are legally and validly issued, fully paid and nonassessable.

          The foregoing opinion is limited to the General Corporation Law of the State of Maryland, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

          We consent to the filing of this opinion with the Securities and Exchange Commission in connection with the notice referred to above. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                                  Very truly yours,

                                                  SULLIVAN & CROMWELL